EXHIBIT 99.1

CONTACT:	ICR, Inc.
Rachel Schacter/Allison Malkin
203-682-8200

FINAL

MOVADO GROUP, INC. ANNOUNCES THIRD QUARTER RESULTS

~ Third Quarter Revenue Increased to $208.9 Million, up 9.6%, or 10.0% in Constant Currency ~
~ Reported EPS of $1.14 and Adjusted EPS of $1.18 ~
~ Reiterates Fiscal 2019 Outlook ~
~ Board Declares Quarterly Dividend ~

Paramus, NJ – December 4, 2018 -- Movado Group, Inc. (NYSE: MOV) today announced third quarter and nine month results for the period ended October 31, 2018.

•	Net sales increased 9.6% to $208.9 million, or 10.0% on a constant currency basis
•
Operating income of $24.1 million and adjusted operating income of $35.7 million as compared to operating income of $25.2 million and adjusted operating income of $33.6 million in the prior year period

•	EPS of $1.14 and adjusted EPS of $1.18 compared to EPS of $0.75 and adjusted EPS of $1.04 in prior year period

Efraim Grinberg, Chairman and Chief Executive Officer, stated, “We are pleased with our third quarter and year to date results. Our double digit constant dollar topline growth in the quarter was led by strong performance in both the U.S. and international markets. The period saw good progress on our strategic growth priorities. We grew our powerful portfolio of owned and licensed brands as we prepared for the important holiday season ahead. We are very excited about the significant growth opportunities we see for the MVMT brand, which we acquired on October 1, 2018 and we remain on track to begin the integration of MVMT into our operating platform during the second quarter of fiscal 2020. Our strong balance sheet afforded us the opportunity to fund the MVMT acquisition and we ended the third quarter with $142.7 million in cash.”

Non-GAAP Items (See attached table for GAAP and Non-GAAP measures)
Third quarter Fiscal 2019 included the following charges and benefits:
•	$0.7 million pre-tax charge, or $0.6 million after tax, representing $0.02 per diluted share associated with the amortization of acquired intangible assets related to the Olivia Burton brand;

•	$10.9 million pre-tax charge, or $8.1 million after tax, representing $0.34 per diluted share associated with the integration and acquisition of MVMT; and
•	$7.6 million other tax benefit, or $0.32 per diluted share, related to the 2017 Tax Act as well as certain discrete foreign tax items.
Third quarter Fiscal 2018 included the following charges and benefits:
•	$1.4 million pre-tax charge, or $1.1 million after tax, representing $0.05 per diluted share, in conjunction with the acquisition of the Olivia Burton brand; and
•	$7.0 million pre-tax charge, $5.8 million after tax, representing $0.24 per diluted share, associated with the Company’s cost savings initiatives.

Third Quarter Fiscal 2019 (See attached table for GAAP and Non-GAAP measures)

•
Net sales increased 9.6% to $208.9 million compared to $190.7 million in the third quarter of fiscal 2018. Net sales on a constant dollar basis increased 10.0% compared to net sales in the third quarter of fiscal 2018.

•
Gross profit was $113.4 million, or 54.3% of sales, compared to $104.1 million, or 54.6% of sales, in the third quarter last year. Adjusted gross profit was $113.5 million, or 54.3% of sales, after excluding $0.1 million of amortization of acquisition accounting adjustments related to the MVMT acquisition, compared to the prior year period of $104.7 million, or 54.9% of sales, which primarily excludes $0.6 million of amortization of acquisition accounting adjustments related to the Olivia Burton brand. The decrease in adjusted gross margin percentage was primarily the result of unfavorable channel and product mix and changes in foreign currency exchange rates, partially offset by increased leverage on fixed costs due to increased sales.

•
Operating expenses increased $10.4 million to $89.3 million, compared to $78.9 million in the third quarter last year. Adjusted operating expenses were $77.8 million after excluding $0.7 million of expenses associated with the amortization of acquired intangible assets related to the Olivia Burton brand and $10.8 million of expenses related to the integration and acquisition of MVMT. Adjusted operating expenses in the third quarter of fiscal 2018 were $71.1 million which excludes $0.8 million of expenses and amortization related to the acquisition of the Olivia Burton brand and $7.0 million of expenses related to cost savings initiatives. The increase in adjusted operating expenses was primarily due to increased marketing investments.

•
Operating income was $24.1 million compared to operating income of $25.2 million in the same period last year. Adjusted operating income was $35.7 million, after excluding $0.7 million of expenses associated with the amortization of acquired intangible assets related to the Olivia Burton brand and $10.9 million of expenses related to the integration and acquisition of MVMT. In the third quarter of fiscal 2018, adjusted operating income was $33.6 million, which excludes $1.4 million of expenses and amortization related to the acquisition of the Olivia Burton brand and $7.0 million of expenses related to cost savings initiatives.

•
The Company recorded a tax benefit of $2.8 million, as compared to a tax provision of $7.5 million in the third quarter of fiscal 2018. Based upon adjusted pre-tax income, the adjusted tax provision was $7.8 million or an adjusted tax rate of 21.8% as compared to an adjusted tax provision of $9.0 million or an adjusted tax rate of 27.1% in the third quarter of fiscal 2018.

•
Net income was $26.9 million, or $1.14 per diluted share, compared to net income of $17.4 million, or $0.75 per diluted share, in the third quarter of fiscal 2018. Adjusted net income for the third quarter of fiscal 2019 was $27.9 million, or $1.18 per diluted share, after excluding $0.6 million, net of $0.1 million of tax, of expenses associated with the amortization of acquired intangible assets related to the Olivia Burton brand, $8.1 million, net of $2.8 million of tax, of expenses related to the integration and acquisition of MVMT and a $7.6 million other tax benefit related to the 2017 Tax Act as well as certain discrete foreign tax items. For the third quarter of fiscal 2018, adjusted net income was $24.3 million, or $1.04 per diluted share, which excludes $1.1 million, net of tax, of expenses and amortization related to the acquisition of the Olivia Burton brand, and $5.8 million, net of tax, associated with the cost savings initiatives.

Nine Month Results Fiscal 2019 (See attached table for GAAP and Non-GAAP measures)

•
Net sales increased 14.7% to $480.2 million compared to $418.7 million in the same period of fiscal 2018. Net sales on a constant dollar basis increased 13.1% compared to net sales in the first nine months of fiscal 2018.

•
Gross profit was $258.7 million, or 53.9% of sales, compared to $219.3 million, or 52.4% of sales, in the same period last year. Adjusted gross profit for the first nine months of fiscal 2019, which excludes $0.1 million in amortization of acquisition accounting adjustments related to the MVMT acquisition was $258.9 million, or 53.9% of sales compared to adjusted gross profit for the first nine months of fiscal 2018 of $221.6 million, or 52.9% of sales, which excludes $0.8 million of amortization of acquisition accounting adjustments related to the Olivia Burton brand and $1.4 million in charges related to the cost savings initiatives. The increase in the adjusted gross margin percentage from the first nine months of last year was primarily the result of changes in channel and product mix, favorable changes in foreign currency exchange rates and increased leverage on fixed costs due to increased sales.

•
Operating expenses were $213.6 million as compared to $189.5 million in the same period last year. Adjusted operating expenses for the first nine months of fiscal 2019 were $199.6 million which excludes $2.2 million of amortization expense related to the acquisition of the Olivia Burton brand and $11.8 million of expenses related to the integration and acquisition of MVMT. For the first nine months of fiscal 2018, adjusted operating expenses were $172.4 million, after excluding $5.1 million of expenses and amortization related to the acquisition of the Olivia Burton brand and $12.0 million of expenses related to the cost savings initiatives. The increase in adjusted operating expenses was primarily the result of increased marketing investments, fluctuations in foreign currency exchange rates and higher distribution and selling costs resulting from increased net sales.

•
Operating income was $45.1 million compared to operating income of $29.9 million in the same period last year. Adjusted operating income for the first nine months of fiscal 2019, which excludes $2.2 million of amortization expense related to the acquisition of the Olivia Burton brand and $11.9 million of expenses related to the integration and acquisition of MVMT, was $59.2 million. Adjusted operating income for the first nine months of fiscal 2018 was $49.2 million, which excludes $5.9 million of expenses and amortization related to the acquisition of the Olivia Burton brand and $13.4 million of expenses related to the cost savings initiatives.

•
The Company recorded a tax provision of $0.7 million as compared to $10.3 million for the first nine months of fiscal 2018. Based upon adjusted pre-tax income, the adjusted tax provision was $11.7 million in the first nine months of fiscal 2019 compared to an adjusted tax provision of $13.9 million in the first nine months of fiscal 2018.

•
Net income was $44.2 million, or $1.87 per diluted share, compared to net income for the first nine months of fiscal 2018 of $18.7 million, or $0.80 per diluted share. For the first nine months of fiscal 2019, adjusted net income was $47.3 million, or $2.00 per diluted share, which excludes $1.8 million in amortization expense, net of tax, related to the acquisition of the Olivia Burton brand, $8.9 million, net of tax, related to the integration and acquisition of MVMT and a $7.6 million other tax benefit related to the 2017 Tax Act as well as certain discrete foreign tax items. This compares to adjusted net income for the first nine months of fiscal 2018 of $34.5 million, or $1.48 per diluted share, which excludes $5.5 million of expenses and amortization related to the acquisition of the Olivia Burton brand, net of tax, and $10.3 million of expenses related to cost savings initiatives, net of tax.

Fiscal 2019 Outlook
The Company is reiterating its outlook for fiscal 2019 which excludes integration and acquisition costs of MVMT and the amortization of acquisition accounting adjustments relating to the acquisition of Olivia Burton, as well as the tax benefit related to the 2017 Tax Act and certain discrete foreign tax items. For fiscal 2019, the Company continues to anticipate that net sales will be in the range of $660.0 million to $675.0 million and operating income will be approximately $75.0 million to $77.0 million. The Company continues to expect net income in fiscal 2019 to be in the range of approximately $58.0 million to $59.7 million, or $2.45 to $2.55 per diluted share, reflecting a 22.0% effective tax rate. The Company's outlook assumes no further significant fluctuations from prevailing foreign currency exchange rates.

Quarterly Dividend and Share Repurchase Program
The Company also announced that on December 4, 2018, the Board of Directors approved the payment on December 28, 2018 of a cash dividend in the amount of $0.20 for each share of the Company’s outstanding common stock and class A common stock held by shareholders of record as of the close of business on December 14, 2018.

During the third quarter of fiscal 2019, the Company repurchased 46,800 shares under its share repurchase program. As of October 31, 2018, the Company had $44.1 million remaining under the $50.0 million share repurchase authorization.

Conference Call
The Company’s management will host a conference call and audio webcast to discuss its results today, December 4th at 9:00 a.m. Eastern Time. The conference call may be accessed by dialing (800) 263-0877. Additionally, a live webcast of the call can be accessed at www.movadogroup.com. The webcast will be archived on the Company’s website approximately one hour after the conclusion of the call. Additionally, a telephonic re-play of the call will be available at 12:00 p.m. ET on December 4, 2018 until 11:59 p.m. ET on December 11, 2018 and can be accessed by dialing (844) 512-2921 and entering replay pin number 3345831.

Movado Group, Inc. designs, sources, and distributes MOVADO®, MVMT®, OLIVIA BURTON®, EBEL®, CONCORD®, COACH®, TOMMY HILFIGER®, HUGO BOSS®, LACOSTE®, SCUDERIA FERRARI®, REBECCA MINKOFF® and URI MINKOFF® watches worldwide, and operates Movado company stores in the United States and Canada.

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting adjusted gross profit, adjusted gross margin, adjusted operating expenses and adjusted operating income, which are gross profit, gross margin, operating expenses and operating income, respectively, under GAAP, adjusted to eliminate the expenses and amortization of acquisition accounting adjustments related to the Olivia Burton brand acquisition, integration and acquisition costs as well as the amortization of acquisition accounting adjustments related to MVMT and charges for the Company’s cost savings initiatives. The Company is also presenting adjusted tax provision, which is the tax provision under GAAP, adjusted to eliminate the impact of tax benefits related to the 2017 Tax Act as well as other tax benefit of foreign tax items, charges for the Olivia Burton and MVMT brand acquisitions, and the Company’s cost savings initiatives. The Company believes these adjusted measures are useful because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. The Company is also presenting adjusted net income, adjusted earnings per share and adjusted effective tax rate, which are net income, earnings per share and effective tax rate, respectively, under GAAP, adjusted to eliminate the after-tax impact of tax benefits related to the 2017 Tax Act as well as other tax benefit of foreign tax items, amortization of acquisition accounting adjustments and other charges related to the Olivia Burton and MVMT brand acquisitions, and the Company’s cost savings initiatives. The Company believes that adjusted net income, adjusted earnings per share and adjusted effective tax rate are useful measures of performance because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. Additionally, the Company is presenting constant currency information to provide a framework to assess how its business performed excluding the effects of foreign currency exchange rate fluctuations in the current period. Comparisons of financial results on a constant dollar basis are calculated by translating each foreign currency at the same US dollar exchange rate as in effect for the prior-year period for both periods being compared. The Company believes this information is useful to investors to facilitate comparisons of operating results. These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measures, and the methods of their calculation may differ substantially from similarly titled measures used by other companies.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company’s products are sold, uncertainty regarding such economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible terrorist attacks, natural disasters, the stability of the European Union (including the impact of the United Kingdom’s process to exit from the European Union) and defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, changes in consumer preferences and popularity of particular designs, new product development and introduction, decrease in mall traffic and increase in e-commerce, the ability of the Company to successfully implement its business strategies, competitive products and pricing, the impact of “smart” watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses (including Olivia Burton and MVMT) without disruption to other business activities, the possible impairment of acquired intangible assets including goodwill if the carrying value of any reporting unit were to exceed its fair value, the continuation of the company’s major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, the continued availability to the Company of financing and credit on favorable terms, business disruptions,  general risks associated with doing business outside the United States including, without limitation, import duties, tariffs, quotas, political and economic stability, changes to existing laws or regulations, and success of hedging strategies with respect to currency exchange rate fluctuations, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.

(Tables to follow)

MOVADO GROUP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,

	2018	2017	2018	2017

Net sales	$208,949	$190,693	$480,191	$418,739

Cost of sales	95,585	86,623	221,469	199,406

Gross profit	113,364	104,070	258,722	219,333

Operating expenses	89,257	78,885	213,616	189,479

Operating income	24,107	25,185	45,106	29,854

Interest expense	(146)	(445)	(530)	(1,191)
Interest income	144	110	258	361

Income before income taxes	24,105	24,850	44,834	29,024

(Benefit)/Provision for income taxes	(2,817)	7,490	657	10,341

Net income attributed to Movado Group, Inc.	$26,922	$17,360	$44,177	$18,683

Per Share Information:
Net income attributed to Movado Group, Inc.	$1.14	$0.75	$1.87	$0.80

Weighted diluted average shares outstanding	23,698	23,273	23,624	23,261

	MOVADO GROUP, INC. GAAP AND NON-GAAP MEASURES (In thousands, except for percentage data) (Unaudited)

	As Reported			% Change
	Three Months Ended		% Change	Constant
	October 31,		As Reported	Dollar

	2018	2017

Total Net sales	$208,949	$190,693	9.6%	10.0%

	As Reported			% Change
	Nine Months Ended		% Change	Constant
	October 31,		As Reported	Dollar

	2018	2017

Total Net sales	$480,191	$418,739	14.7%	13.1%

MOVADO GROUP, INC. GAAP AND NON-GAAP MEASURES (In thousands, except per share data) (Unaudited)

	Net Sales	Gross Profit	Operating Income	Pre-tax Income	Provision for Income Taxes	Net Income Attributed to Movado Group, Inc.	EPS
Three Months Ended October 31, 2018
As Reported (GAAP)	$208,949	$113,364	$24,107	$24,105	$-2,817	$26,922	$1.14
Olivia Burton Costs (1)			705	705	134	571	0.02
MVMT Costs (2)		140	10,925	10,925	2,836	8,089	0.34
Other Tax Items (3)					7,633	(7,633)	(0.32)
Adjusted Results (Non-GAAP)	$208,949	$113,504	$35,737	$35,735	$7,786	$27,949	$1.18

Three Months Ended October 31, 2017
As Reported (GAAP)	$190,693	$104,070	$25,185	$24,850	$7,490	$17,360	$0.75
Olivia Burton Costs (1)		567	1,383	1,383	263	1,120	0.05
Cost Savings Initiatives (4)		37	7,018	7,018	1,245	5,773	0.24
Adjusted Results (Non-GAAP)	$190,693	$104,674	$33,586	$33,251	$8,998	$24,253	$1.04

Nine Months Ended October 31, 2018
As Reported (GAAP)	$480,191	$258,722	$45,106	$44,834	$657	$44,177	$1.87
Olivia Burton Costs (1)			2,192	2,192	416	1,776	0.07
MVMT Costs (2)		140	11,945	11,945	3,010	8,935	0.38
Other Tax Items (3)					7,633	(7,633)	(0.32)
Adjusted Results (Non-GAAP)	$480,191	$258,862	$59,243	$58,971	$11,716	$47,255	$2.00

Nine Months Ended October 31, 2017
As Reported (GAAP)	$418,739	$219,333	$29,854	$29,024	$10,341	$18,683	$0.80
Olivia Burton Costs (1)		846	5,898	5,898	387	5,511	0.24
Cost Savings Initiatives (4)		1,439	13,437	13,437	3,181	10,256	0.44
Adjusted Results (Non-GAAP)	$418,739	$221,618	$49,189	$48,359	$13,909	$34,450	$1.48

(1)
FY 2019 expense relates to the amortization of certain acquired finite lived assets for the Olivia Burton brand.  FY 2018 expense includes the aforementioned amortization expenses as well as transaction charges, and the amortization of certain accounting adjustments associated with the acquisition of the Olivia Burton brand.

(2)	Related to integration and acquisition costs, and the amortization of acquired finite lived assets and accounting adjustments associated with acquisition of the MVMT brand.
(3)	Related to the impact of the 2017 Tax Act as well as tax benefit of other foreign tax items.
(4)	Related to a charge for severance and payroll related, other expenses and occupancy expenses.

MOVADO GROUP, INC. CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	October 31,	January 31,	October 31,
	2018	2018	2017
ASSETS

Cash and cash equivalents	$142,668	$214,811	$155,484
Trade receivables, net	126,106	83,098	132,941
Inventories	183,539	151,676	169,866
Other current assets	31,590	32,015	26,361
Total current assets	483,903	481,600	484,652

Property, plant and equipment, net	25,471	24,671	24,637
Deferred and non-current income taxes	17,400	6,443	23,610
Goodwill	131,756	60,269	56,316
Other intangibles, net	47,479	23,124	22,568
Other non-current assets	57,907	49,273	47,783
Total assets	$763,916	$645,380	$659,566

LIABILITIES AND EQUITY

Loans payable to bank, current	$-	$25,000	$5,000
Accounts payable	47,164	24,364	28,014
Accrued liabilities	80,291	47,943	62,666
Income taxes payable	9,617	2,989	5,192
Total current liabilities	137,072	100,296	100,872

Loans payable to bank	49,590	-	25,000
Deferred and non-current income taxes payable	29,519	33,063	7,501
Other non-current liabilities	66,721	41,686	38,752
Shareholders' equity	481,014	470,335	487,441
Total liabilities and equity	$763,916	$645,380	$659,566

MOVADO GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Nine Months Ended October 31,
	2018	2017
Cash flows from operating activities:
Net income	$44,177	$18,683
Depreciation and amortization	9,907	9,842
Other non-cash adjustments	(4,814)	5,434
Cost savings initiatives	-	13,437
Changes in working capital	(24,760)	(56,087)
Changes in non-current assets and liabilities	2,336	(735)
Net cash provided by / (used in) operating activities	26,846	(9,426)

Cash flows from investing activities:
Capital expenditures	(8,206)	(3,575)
Acquisition, net of cash acquired	(93,040)	(78,991)
Restricted cash deposits	-	1,018
Trademarks and other intangibles	(130)	(500)
Net cash (used in) investing activities	(101,376)	(82,048)

Cash flows from financing activities:
Proceeds from bank borrowings	50,296	-
Repayments of bank borrowings	(25,000)	-
Dividends paid	(13,855)	(8,953)
Stock repurchase	(3,931)	(3,004)
Other financing	4,863	(626)
Net cash provided by (used in) financing activities	12,373	(12,583)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(9,986)	3,262
Net change in cash, cash equivalents, and restricted cash	(72,143)	(100,795)
Cash, cash equivalents, and restricted cash at beginning of period	215,411	256,879

Cash, cash equivalents, restricted cash at end of period	$143,268	$156,084

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$142,668	$155,484
Restricted cash included in other non-current assets	600	600
Cash, cash equivalents, and restricted cash	$143,268	$156,084